Exhibit 99.1

First Industrial Realty Trust, Inc.

1 North Wacker Drive

Suite 4200

Chicago, IL 60606

312/344-4300

MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST REPORTS

FIRST QUARTER 2019 RESULTS

•	Signed 1.8 Million Square Feet of New Leases for Development and Value-Add Acquisitions Year-To-Date; Includes 739,000 Square-Foot Lease at First Logistics Center @ I-78/81 in Central Pennsylvania

•	Increased FFO Per Share Guidance $0.01 At Midpoint

•	Occupancy of 97.3%, Cash Same Store NOI Grew 3.2%, Cash Rental Rates Were Up 8.0%

•	13.0% Cash Rental Rate Growth On 2019 Rollovers Signed Year-to-Date

•	Started Five Development Projects Comprised of 1.1 Million Square Feet in the Inland Empire, Houston, Dallas, New Jersey and Phoenix; Estimated Total Investment of $108 Million

•	Acquired One Building Comprised of 173,000 Square Feet Plus Two Development Parcels for $18.3 Million

•	Paid Off $72 Million of Mortgage Loans at a Weighted Average Interest Rate of 7.8%

•	Increased First Quarter 2019 Dividend to $0.23 Per Share, a 5.7% Increase

CHICAGO, April 23, 2019 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the first quarter of 2019. Diluted net income available to common stockholders per share (EPS) was $0.19 compared to $0.30 a year ago.

First Industrial’s first quarter FFO was $0.41 per share/unit on a diluted basis, compared to $0.38 per share/unit a year ago. First quarter 2018 FFO excluding the severance and impairment charge was $0.40 per share.

“We continue to see broad-based demand for industrial real estate, reflected in our recent leasing wins at our developments and value-add acquisitions, as well as our portfolio performance,” said Peter E. Baccile, First Industrial’s president and chief executive officer. “Given low national vacancy levels and supply and demand near equilibrium, the environment for rental rate growth in the sector remains favorable.”

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Portfolio Performance

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In service occupancy was 97.3% at the end of the first quarter of 2019, compared to 98.5% at the end of the fourth quarter of 2018, and 97.1% at the end of the first quarter of 2018. Tenants were retained in 86.0% of square footage up for renewal.

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Same property cash basis net operating income (“SS NOI”) increased 3.2%, reflecting contractual rent escalations, increased rental rates on leasing and lower free rent, offset by the negative impact of tax true-ups in markets where taxes are paid in arrears.

•	Rental rates increased 8.0% on a cash basis and increased 16.7% on a straight-line basis; leasing costs were $1.35 per square foot.

•	Cash rental rate change for 2019 rollovers signed through April 23rd was 13.0%.

Development and Value-Add Acquisition Leasing

During the first quarter, the Company:

•	Pre-leased 100% of its First Perry Logistics Center, a 240,000 square-foot building in the Inland Empire.

•	Leased 56,000 square feet of its 173,000 square-foot First Orchard 88 Business Center development forward in Chicago.

•	Pre-leased 63,000 square feet of the two-building, 345,000 square-foot First Park 121 in Dallas.

During the second quarter to date, the Company:

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Leased 100% of its 739,000 square-foot First Logistics Center @ I-78/81 Building A in Central Pennsylvania to Ferrero U.S.A., Inc., the U.S. arm of the third-largest confectionery company in the world. The lease will commence by the fourth quarter.

•	Leased 100% of the 221,000 square-foot and 137,000 square-foot facilities at The Ranch by First Industrial in the Inland Empire, bringing that six-building park to 100% occupancy.

•	Leased 67,000 square feet of a 171,000 square-foot value-add acquisition in Los Angeles.

•	Leased 207,000 square feet of its 356,000 square-foot First Joliet Logistics Center in Chicago.

•	Leased 80,000 square feet at First 290 @ Guhn Road, a 126,000 square-foot development in Houston.

Investment and Disposition Activities

In the first quarter of 2019, the Company:

•	Commenced development of five projects comprised of seven buildings totaling 1.1 million square feet with an estimated total investment of $108.1 million:

•	First Redwood Logistics Center, Inland Empire, two buildings, 358,000 square feet and 44,000 square feet, $47.4 million total estimated investment.

•	First Grand Parkway Commerce Center, Houston, two buildings, 198,000 square feet and 172,000 square feet, $28.5 million total estimated investment.

•	First Fossil Creek Commerce Center, Dallas, 199,000 square feet, $12.4 million estimated investment.

•	First Park @ Central Crossing III, New Jersey, 120,000 square feet, $12.1 million estimated investment.

•	Build-to-suit, Phoenix, 50,000 square feet, $7.7 million estimated investment.

•	Acquired the aforementioned 173,000 square-foot First Orchard 88 Business Center in Chicago for $12.3 million.

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•	Acquired one land parcel for the aforementioned build-to-suit in Phoenix for $1.8 million; also acquired a 16-acre site in the Inland Empire East for $4.2 million developable to 301,000 square feet.

•	Sold one building, 67,000 square feet in San Diego, for $10.5 million.

•	Sold a 55-acre parcel in its First Park @ PV303 joint venture; First Industrial’s share of the sales price was $5.0 million.

In the second quarter, the Company:

•	Acquired a 28-acre site in Dallas adjacent to its First Park 121 development for $7.4 million developable to 434,000 square feet.

•	Sold an 8,400 square-foot space in Miami for $1.1 million.

•	Sold a 147-acre parcel in its First Park @ PV303 joint venture; First Industrial’s share of the sales price was $18.2 million.

“Our team continues to create value for shareholders by sourcing profitable development and value-add acquisitions and executing on lease-up,” said Johannson Yap, First Industrial’s chief investment officer. “While competition for sites and buildings remains intense, we are levering the strength of our platform to replenish our pipeline to grow and further enhance our portfolio.”

Capital

During the first quarter, the Company:

•	Paid off $72 million of mortgage loans at a weighted average interest rate of 7.8%.

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Paid a common dividend of $0.23 per share/unit for the quarter ending March 31, 2019 on April 15, 2019 to stockholders of record on March 29, 2019, as previously disclosed. The new dividend rate represented a 5.7% increase from the prior rate of $0.2175 per share/unit.

Outlook for 2019

Mr. Baccile stated, “On the strength of our development and value-add leasing thus far in 2019, we are increasing the midpoint of our FFO guidance by $0.01. Through our investments and our existing portfolio, we are providing quality logistics real estate that supports our customers’ growth and supply chain initiatives, while delivering long-term cash flow growth for shareholders.”

	Low End of Guidance for 2019 (Per share/unit)	High End of Guidance for 2019 (Per share/unit)
Net Income	0.80	0.90
Add: Real Estate Depreciation/Amortization	0.92	0.92
Less: Net Gain on Sale of Real Estate Including FR’s Share of Joint Venture Gain, Net of Allocable Income Tax Provision, Through April 23, 2019	(0.07)	(0.07)

FFO (NAREIT Definition)	$1.65	$1.75

The following assumptions were used:

•	Average quarter-end in service occupancy of 96.75% to 97.75%.

•	Same-store NOI growth on a cash basis before termination fees of 1.5% to 3.0% for the full year.

•	General and administrative expense of approximately $27.5 million to $28.5 million.

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Guidance includes the incremental costs expected in 2019 related to the Company’s developments completed and under construction as of March 31, 2019. In total, the Company expects to capitalize $0.03 per share of interest related to these development projects in 2019.

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Guidance reflects the expected payoff of an approximately $33 million secured debt maturity in the third quarter and an approximately $1 million secured debt maturity in the fourth quarter with a weighted average interest rate of 7.5%.

•	Other than the above, guidance does not include the impact of:

•	any other future debt repurchases prior to maturity or future debt issuances,

•	any future investments or property sales after the date of this earnings release,

•	any future gains related to the final settlement of two insurance claims for damaged properties previously disclosed, or

•	any future equity issuances.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

Conference Call

First Industrial will host its quarterly conference call on Wednesday, April 24, 2019 at 10:00 a.m. CDT (11:00 a.m. EDT). The conference call may be accessed by dialing (888) 823-7459, passcode “First Industrial.” The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s first quarter 2019 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

In accordance with the restated NAREIT definition of FFO adopted by the Company effective January 1, 2019, First Industrial calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. First Industrial also excludes the same adjustments from its share of net income from an unconsolidated joint venture. For the comparative 2018 period, if applicable, gain and losses from the sale of non-depreciable real estate as well as impairment of non-depreciable real estate were not excluded from FFO.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 67.1 million square feet of industrial space as of March 31, 2019. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words “believe,” “expect,” “plan, “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “will,” “should” or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; changes in our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrialproperties and land in our current and potential market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; and other risks and uncertainties described under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2018, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact:      Art Harmon

Vice President, Investor Relations and Marketing

312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

	Three Months Ended
	March 31, 2019	March 31, 2018
Statements of Operations and Other Data:
Total Revenues (a)	$104,541	$99,771
Property Expenses (a)	(30,168)	(29,411)
General and Administrative (b)	(6,802)	(8,143)
Impairment of Real Estate	—	(2,756)
Depreciation of Corporate FF&E	(200)	(183)
Depreciation and Other Amortization of Real Estate	(29,855)	(28,132)

Total Expenses	(67,025)	(68,625)
(Loss) Gain on Sale of Real Estate	(208)	20,089
Interest Expense	(12,767)	(12,791)
Amortization of Debt Issuance Costs	(831)	(855)
Loss from Retirement of Debt	—	(39)

Income from Operations Before Equity in Income of Joint Venture and Income Tax Provision	23,710	37,550
Equity in Income of Joint Venture	844	—
Income Tax Provision	(214)	(86)

Net Income	24,340	37,464
Net Income Attributable to the Noncontrolling Interest	(537)	(1,172)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$23,803	$36,292

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (c) AND AFFO (c)
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$23,803	$36,292
Depreciation and Other Amortization of Real Estate	29,855	28,132
Impairment of Depreciable Real Estate	—	2,285
Noncontrolling Interest	537	1,172
Loss (Gain) on Sale of Depreciable Real Estate	208	(20,073)
Gain on Sale of Real Estate from Joint Venture	(967)	—
Income Tax Provision—Gain on Sale of Real Estate from Joint Venture	218	—

Funds From Operations (NAREIT) (“FFO”) (c)	$53,654	$47,808
Loss from Retirement of Debt	—	39
Amortization of Stock Based Compensation	1,762	1,689
Amortization of Debt Discounts (Premiums) and Hedge Costs	25	(14)
Amortization of Debt Issuance Costs	831	855
Depreciation of Corporate FF&E	200	183
Impairment of Non-Depreciable Real Estate	—	471
Gain on Sale of Non-Depreciable Real Estate	—	(16)
Non-incremental Building Improvements	(1,551)	(937)
Non-incremental Leasing Costs	(3,598)	(5,594)
Capitalized Interest	(944)	(1,602)
Capitalized Overhead	(794)	(104)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(3,075)	(775)

Adjusted Funds From Operations (“AFFO”) (c)	$46,510	$42,003

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

	Three Months Ended
	March 31, 2019	March 31, 2018
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (c) AND NOI (c)
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$23,803	$36,292
Interest Expense	12,767	12,791
Depreciation and Other Amortization of Real Estate	29,855	28,132
Impairment of Real Estate	—	2,756
Severance Expense (b)	—	1,298
Income Tax Provision	214	86
Noncontrolling Interest	537	1,172
Loss from Retirement of Debt	—	39
Amortization of Debt Issuance Costs	831	855
Depreciation of Corporate FF&E	200	183
Loss (Gain) on Sale of Real Estate	208	(20,089)
Gain on Sale of Real Estate from Joint Venture	(967)	—

Adjusted EBITDA (c)	$67,448	$63,515
General and Administrative (b)	6,802	6,845
FFO from Joint Venture	123	—

Net Operating Income (“NOI”) (c)	$74,373	$70,360
Non-Same Store NOI	(4,265)	(2,266)

Same Store NOI Before Same Store Adjustments (c)	$70,108	$68,094
Straight-line Rent	101	(594)
Above (Below) Market Lease Amortization	(251)	(253)
Lease Termination Fees	(571)	(11)

Same Store NOI (Cash Basis without Termination Fees) (c)	$69,387	$67,236

Weighted Avg. Number of Shares/Units Outstanding - Basic	128,818	123,729
Weighted Avg. Number of Shares Outstanding - Basic	126,194	119,846
Weighted Avg. Number of Shares/Units Outstanding - Diluted	129,178	124,094
Weighted Avg. Number of Shares Outstanding - Diluted	126,456	120,211
Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$23,803	$36,292
Less: Allocation to Participating Securities	(60)	(97)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$23,743	$36,195

Basic and Diluted Per Share	$0.19	$0.30
FFO (NAREIT) (c)	$53,654	$47,808
Less: Allocation to Participating Securities	(137)	(124)

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$53,517	$47,684

Basic Per Share/Unit	$0.42	$0.39
Diluted Per Share/Unit	$0.41	$0.38
Common Dividends/Distributions Per Share/Unit	$0.2300	$0.2175

	March 31, 2019	December 31, 2018
Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,724,985	$3,673,644
Total Assets	3,178,654	3,142,691
Debt	1,326,456	1,297,783
Total Liabilities	1,512,690	1,462,780
Total Equity	$1,665,964	$1,679,911

a) We adopted Accounting Standards Update No. 2016-02, Leases (Topic 842) (“ASU 2016-02”) effective January 1, 2019. Prior to the adoption of ASU 2016-02, we included reimbursement revenue related to real estate taxes paid directly by certain tenants to the taxing authorities in Total Revenues with a corresponding expense amount in Property Expenses. Additionally, ASU 2016-02 requires credit losses on lease receivables be presented within Total Revenues. Prior to the adoption of ASU 2016-02, we included the credit losses on lease receivables within Property Expenses. The 2018 Statement of Operations has not been restated for either of these changes.

Three Months Ended March 31, 2018
b)
General and Administrative per the Form 10-Q	8,143
Severance Expense	(1,298)

General and Administrative per Reconciliation within the Selected Financial Data	6,845

c) Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), adjusted EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

In accordance with the restated NAREIT definition of FFO which we adopted effective January 1, 2019, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. We also exclude the same adjustments from our share of net income from an unconsolidated joint venture. For the comparative 2018 period, if applicable, gain and losses from the sale of non-depreciable real estate as well as impairment of non-depreciable real estate were not excluded from FFO.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI minus general and administrative expenses and the equity in FFO loss from our investment in a joint venture. For the three months ended March 31, 2018, $1,298 of severance expense included in general and administrative expense was not deducted to arrive at adjusted EBITDA.

AFFO is defined as adjusted EBITDA minus GAAP interest expense, minus capitalized interest and overhead, (minus)/plus amortization of debt (premiums)/discounts and hedge costs, minus straight-line rental income, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, plus amortization of stock based compensation, minus severance expense and minus non-incremental capital expenditures. Effective with the adoption of the restated NAREIT definition of FFO on January 1, 2019, we exclude the income tax provision or benefit related to gain or loss on sale of real estate. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, we consider cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2018 and held as an in service property through the end of the current reporting period (including nine land parcels that are leased under ground lease arrangements), and developments and redevelopments that were placed in service prior to January 1, 2018 (the “Same Store Pool”). Properties which are at least 75% occupied at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would drop occupancy below 75%. Acquired properties with occupancy greater than 75% at acquisition, but with tenants that we anticipate will move out within two years of ownership, will be placed in service upon the earlier of reaching 90% occupancy or twelve months after move out. Acquisitions that are less than 75% occupied at the date of acquisition, developments and redevelopments are placed in service as they reach the earlier of a) stabilized occupancy (generally defined as 90% occupied), or b) one year subsequent to acquisition or development/redevelopment construction completion.

We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. We exclude straight-line rent and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on retirement of debt, impairment of real estate, gains and losses on the sale of real estate, equity in income or loss from our joint venture, mark-to-market and settlement gains and losses on derivative instruments, capital expenditures and leasing costs. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.